                                                                    EXHIBIT 99.1

                                [CARAUSTAR LOGO]


FOR IMMEDIATE RELEASE
OCTOBER 29, 2002

                                    CONTACT:   Ronald J. Domanico
                                               V.P. and Chief Financial Officer
                                               (770) 948-3101


                                CARAUSTAR REPORTS
                           THIRD QUARTER 2002 RESULTS

ATLANTA, GEORGIA - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that revenues for the third quarter ended September 30, 2002 were $240.0 million, an increase of 2.2 percent from revenues of $234.9 million for the same quarter of 2001. Net loss for the third quarter of 2002 was $4.5 million, compared to third quarter 2001 net income of $955 thousand. Net loss per outstanding share for the third quarter of 2002 was $0.16, compared to net income of $0.03 per diluted share in the third quarter of 2001. The third quarter 2001 results include a $1.6 million pre-tax reduction in reserves related to expiring unfavorable supply contracts acquired with the Sprague paperboard mill. Excluding the Sprague reserve reduction, net loss for the third quarter of 2001 was $69 thousand, or $0.00 per outstanding share.

For the nine-month period ended September 30, 2002, revenues were $695.4 million compared to revenues of $697.7 million for 2001. The net loss for the first nine months of 2002 was $4.6 million compared to a net loss of $9.5 million in 2001. The net loss per outstanding share was $0.16 for the first nine months of 2002 compared with a net loss of $0.34 per outstanding share for the first nine months of 2001. The net loss for the first nine months of 2002 includes a $985 thousand pre-tax restructuring charge related to the permanent closure of our Camden and Chicago paperboard mills, which were shut down in 2000 and 2001, respectively. The $985 thousand charge represents a revised estimate of non-cash fixed asset disposals at these mills. Net loss computed without the impact of the restructuring charge for the first nine months of 2002 was $4.0 million, or a $0.14 net loss per outstanding share, compared to a net loss computed without the impact of restructuring charges, extraordinary items and the Sprague reserve reversal for the first nine months of 2001 of $5.8 million, or a $0.21 net loss per outstanding share.

Thomas V. Brown, president and chief executive officer of Caraustar, stated, "We are pleased with our continued volume growth in an otherwise sluggish market. For the third quarter of 2002, compared with the third quarter of 2001, demand for Caraustar's products grew 4.7 percent in tonnage while the industry declined
1.7 percent. On a year-to-date basis our tonnage shipped is 5.5 percent ahead of 2001, while the industry lags last year by 3.2 percent. The volume growth in clay coated boxboard was particularly impressive, with a third quarter gain of
12.8 percent over last year and a year-to-date gain of 11.6 percent over 2001. In both cases the industry had modest losses in volume of less than 1 percent.

PHONE 770.948.3101      *       P.O. BOX 115       *      AUSTELL, GA 30168-0115
         3100 JOE JERKINS BOULEVARD      *       AUSTELL, GA 30106-3227

Caraustar Industries, Inc.
October 29, 2002
Page 2

"Despite the volume gains, we could not offset the unusual cost increases in recovered fiber. The resulting margin compression drove the earnings shortfall and was exaggerated by the delay in implementing product price increases both in mill and converted products. Operating cash flow remained positive for the quarter at $15 million and, on a year-to-date basis, is $55.9 million, 20 percent ahead of last year.

"The previously announced acquisition of Smurfit-Stone's industrial packaging businesses was completed on the last day of the third quarter. The integration is proceeding according to plan with no material surprises in terms of business retention, asset capability or the positive response anticipated from operating personnel. Although it is very early in the process, we are encouraged that the contribution from these new businesses will continue to meet our expectations over the course of the fourth quarter and next year.

"The outlook for the fourth quarter includes modest continued margin recovery with expected flat fiber costs. We expect softness in demand at the end of the fourth quarter, as is generally the case, but ahead of a very soft 2001 fourth quarter. Given the normally unpredictable nature of the fourth quarter, we expect positive cash flow but a loss in the range of $0.02 to $0.07 per share."

Gross paperboard margins at the company's paperboard mills decreased $12 per ton in the third quarter of 2002 compared to the second quarter of 2002, as paperboard selling prices increased $21 per ton and recovered fiber costs increased $33 per ton. Energy costs at the company's paper mills decreased $4 per ton to $45 per ton in the third quarter of 2002 compared to the second quarter of 2002. Paperboard margins on tubes and cores decreased $2 per ton, as selling prices increased $20 per ton and paperboard costs increased $22 per ton in the third quarter of 2002 compared to the second quarter of 2002.

Net cash provided by operations was $15.2 million in the third quarter, down from $24.7 million in the second quarter of 2002. Capital expenditures were $5.4 million in the third quarter and $16.1 million for the first nine months of 2002. Our cash on hand was $64.5 million as of September 30, 2002.

Caraustar, a recycled packaging company, is one of the largest and lowest-cost manufacturers and converters of recycled paperboard and recycled packaging products in the United States. The company has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar is the only major packaging company that serves the four principal recycled paperboard product markets: tubes, cores and cans; folding carton and custom packaging; gypsum wallboard facing paper; and miscellaneous "other specialty" and converted products.

Caraustar will be hosting a Webcast of its third quarter 2002 results beginning at 11:00 a.m. (EST) on Tuesday, October 29, 2002. In order to listen to the Webcast of its conference call, participants can log on at http://www.firstcallevents.com/service/ajwz367556165gf12.html or log on at http://www.caraustar.com and look for the Webcast button/icon on "Our Financials" page of the Caraustar Web site.

This press release contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company's expectations, anticipations or beliefs, including statements regarding the Company's cash flow expectations for the recently acquired Smurfit-Stone industrial packaging businesses, and statements regarding its fourth quarter 2002 outlook, including expectations about margins, fiber costs, demand and financial results. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and energy costs, downturns in industrial production, housing and construction and the consumption of

Caraustar Industries, Inc.
October 29, 2002
Page 3

durable and nondurable goods, the degree and nature of competition, demand for the company's products, the degree of success achieved by the company's new product initiatives, changes in government regulations, the company's ability to complete acquisitions and successfully integrate the operations of acquired businesses (including specifically the recently acquired Smurfit-Stone's industrial packaging businesses) and the company's ability to service its substantial indebtedness. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company's registration statements and reports filed with the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web Site of the Securities and Exchange Commission (http://www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

                                      # # #

                   CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                Three Months Ended                      Nine Months Ended
                                                                   September 30,                           September 30,
                                                           -----------------------------           -----------------------------
                                                              2002               2001                2002                2001
                                                           ---------           ---------           ---------           ---------
                                                                    (Unaudited)                             (Unaudited)
SALES                                                      $ 240,016           $ 234,851           $ 695,399           $ 697,698
COST OF SALES                                                187,322             172,807             527,004             516,829
                                                           ---------           ---------           ---------           ---------
         Gross profit                                         52,694              62,044             168,395             180,869
FREIGHT COSTS                                                 14,482              13,869              42,212              40,299
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  37,353              36,832             107,744             109,861
                                                           ---------           ---------           ---------           ---------
         Operating income before restructuring costs             859              11,343              18,439              30,709
RESTRUCTURING COSTS                                                0                   0                 985               7,083
                                                           ---------           ---------           ---------           ---------
         Operating income                                        859              11,343              17,454              23,626
OTHER (EXPENSE) INCOME:
Interest expense                                              (9,431)            (10,393)            (28,110)            (31,159)
Interest income                                                  493                 319               1,361                 624
Equity in income (loss) of unconsolidated affiliates             826                 936               1,861              (1,799)
Other, net                                                        39                 (98)                (72)               (611)
                                                           ---------           ---------           ---------           ---------
                                                              (8,073)             (9,236)            (24,960)            (32,945)
                                                           ---------           ---------           ---------           ---------
(LOSS) INCOME BEFORE MINORITY INTEREST,
         INCOME TAXES AND EXTRAORDINARY LOSS                  (7,214)              2,107              (7,506)             (9,319)
MINORITY INTEREST                                                 35                 120                 113                 157
(BENEFIT) PROVISION FOR INCOME TAXES                          (2,690)              1,272              (2,822)             (2,362)
                                                           ---------           ---------           ---------           ---------
(LOSS) INCOME BEFORE EXTRAORDINARY LOSS                    $  (4,489)          $     955           $  (4,571)          $  (6,800)
                                                           =========           =========           =========           =========
EXTRAORDINARY LOSS FROM EARLY EXTINGUISHMENT
         OF DEBT, NET OF TAX BENEFIT                               0                   0                   0              (2,695)
                                                           ---------           ---------           ---------           ---------
NET (LOSS) INCOME                                          $  (4,489)          $     955           $  (4,571)          $  (9,495)
                                                           =========           =========           =========           =========
BASIC
(LOSS) INCOME PER COMMON SHARE BEFORE
         EXTRAORDINARY LOSS                                $   (0.16)          $    0.03           $   (0.16)          $   (0.24)
                                                           =========           =========           =========           =========
EXTRAORDINARY LOSS PER COMMON SHARE                             0.00                0.00                0.00               (0.10)
                                                           =========           =========           =========           =========
NET (LOSS) INCOME PER COMMON SHARE                         $   (0.16)          $    0.03           $   (0.16)          $   (0.34)
                                                           =========           =========           =========           =========
Weighted average number of shares outstanding                 27,862              27,856              27,859              27,841
                                                           =========           =========           =========           =========
DILUTED
(LOSS) INCOME PER COMMON SHARE BEFORE
         EXTRAORDINARY LOSS                                $   (0.16)          $    0.03           $   (0.16)          $   (0.24)
                                                           =========           =========           =========           =========
EXTRAORDINARY LOSS PER COMMON SHARE                             0.00                0.00                0.00               (0.10)
                                                           =========           =========           =========           =========
NET (LOSS) INCOME PER COMMON SHARE                         $   (0.16)          $    0.03           $   (0.16)          $   (0.34)
                                                           =========           =========           =========           =========
Diluted weighted average number of shares outstanding         27,862              27,856              27,859              27,841
                                                           =========           =========           =========           =========

                                CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

                                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                 September 30,         December 31,
                                                                                     2002                  2001*
                                                                                  -----------           -----------
                                                                                  (Unaudited)
                                                   ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                                   $    64,507           $    64,244
      Receivables, net of allowances                                                  116,600                86,297
      Inventories                                                                     115,332               101,823
      Refundable income taxes                                                           7,975                17,949
      Other current assets                                                             22,876                16,456
                                                                                  -----------           -----------
           Total current assets                                                       327,290               286,769
                                                                                  -----------           -----------
PROPERTY, PLANT AND EQUIPMENT:
      Land                                                                             14,872                12,620
      Buildings and improvements                                                      151,008               135,727
      Machinery and equipment                                                         652,761               625,691
      Furniture and fixtures                                                           14,536                14,326
                                                                                  -----------           -----------
                                                                                      833,177               788,364
      Less accumulated depreciation                                                  (382,002)             (337,988)
                                                                                  -----------           -----------
      Property, plant and equipment, net                                              451,175               450,376
                                                                                  -----------           -----------
GOODWILL, net                                                                         187,341               146,465
                                                                                  -----------           -----------
INVESTMENT IN UNCONSOLIDATED AFFILIATES                                                56,203                62,285
                                                                                  -----------           -----------
OTHER ASSETS                                                                           35,036                15,086
                                                                                  -----------           -----------
                                                                                  $ 1,057,045           $   960,981
                                                                                  ===========           ===========
                                    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
      Current maturities of debt                                                  $        65           $        48
      Accounts payable                                                                 72,125                52,133
      Accrued liabilities                                                              56,685                37,749
      Dividends payable                                                                     0                   833
                                                                                  -----------           -----------
           Total current liabilities                                                  128,875                90,763
                                                                                  -----------           -----------
SENIOR CREDIT FACILITY                                                                 38,000                     0
                                                                                  -----------           -----------
OTHER LONG-TERM DEBT, less current maturities                                         532,435               508,691
                                                                                  -----------           -----------
DEFERRED INCOME TAXES                                                                  73,544                66,760
                                                                                  -----------           -----------
DEFERRED COMPENSATION                                                                   1,536                 1,741
                                                                                  -----------           -----------
OTHER LIABILITIES                                                                       4,699                12,512
                                                                                  -----------           -----------
MINORITY INTEREST                                                                         822                   935
                                                                                  -----------           -----------
SHAREHOLDERS' EQUITY:
      Preferred stock, $.10 par value; 5,000,000 shares
           authorized; none issued                                                          0                     0
      Common stock, $.10 par value; 60,000,000 shares
           authorized, 27,894,142 and 27,853,897 shares
           issued and outstanding at September 30, 2002
           and December 31, 2001, respectively                                          2,789                 2,785
      Additional paid-in capital                                                      182,078               180,116
      Retained earnings                                                                92,915                97,488
      Accumulated other comprehensive loss                                               (648)                 (810)
                                                                                  -----------           -----------
                                                                                      277,134               279,579
                                                                                  -----------           -----------
                                                                                  $ 1,057,045           $   960,981
                                                                                  ===========           ===========

* Condensed from audited financial statements

                   CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            For the Nine Months Ended
                                                                                   September 30,
                                                                           ---------------------------
                                                                             2002              2001
                                                                           ---------         ---------
Cash provided by (used in)                                                         (Unaudited)
       Operating activities:
             Net loss                                                      $  (4,571)        $  (9,495)
             Extraordinary loss from early extinguishment of debt               --               4,305
             Depreciation and amortization                                    46,148            46,986
             Restructuring costs                                                 985             3,987
             Other noncash adjustments                                         6,599             3,424
             Equity in income or loss of unconsolidated affiliates,
                  net of distributions                                         4,794             1,799
             Changes in current assets and liabilities                         1,964            (4,361)
                                                                           ---------         ---------
             Net cash provided by operating activities                        55,919            46,645
                                                                           ---------         ---------
       Investing activities:
             Purchases of property, plant and equipment                      (16,126)          (22,500)
             Acquisitions of businesses, net of cash acquired                (69,144)              (34)
             Investment in unconsolidated affiliates                            (200)             --
             Other                                                             1,056               572
                                                                           ---------         ---------
             Net cash used in investing activities                           (84,414)          (21,962)
                                                                           ---------         ---------
       Financing activities:
             Proceeds from senior credit facility                             38,000            18,000
             Repayments of senior credit facility                               --            (212,000)
             Proceeds from the issuance of the 7 1/4%
                  and 9 7/8% notes                                              --             291,200
             Repayments of other long and short-term debt                     (6,628)          (67,110)
             7.74% senior notes prepayment penalty                              --              (3,565)
             Dividends paid                                                     (833)           (8,037)
             Other                                                            (1,781)           (1,826)
                                                                           ---------         ---------
             Net cash provided by financing activities                        28,758            16,662
                                                                           ---------         ---------
       Net change in cash and cash equivalents                                   263            41,345
       Cash and cash equivalents at beginning of period                       64,244             8,900
                                                                           ---------         ---------
       Cash and cash equivalents at end of period                          $  64,507         $  50,245
                                                                           =========         =========

       Supplemental Disclosures:

             Cash payments for interest                                    $  21,673         $  14,629
                                                                           =========         =========
             Cash payments for income taxes                                $     474         $   1,276
                                                                           =========         =========
             Stock issued for acquisitions                                 $     325         $  18,799
                                                                           =========         =========